Exhibit 10.14

Execution Version

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

THIS AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this “Agreement”) made as of the 21st day of February, 2014, by and between FIFTH STREET MANAGEMENT LLC, a Delaware limited liability company, with its address at 77 West Putnam Avenue, Greenwich, CT 06830 (the “Investment Manager”), and FIFTH STREET CREDIT OPPORTUNITIES FUND, L.P., a Delaware limited partnership, having its registered office at c/o Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 (the “Partnership”).

WITNESSETH:

WHEREAS, the Investment Manager shall manage and invest the assets of the Partnership subject to the policies and control of the Partnership’s general partner, FSCO GP LLC, a Delaware limited liability company (the “General Partner”) as set forth in the Partnership’s Limited Partnership Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “Partnership Agreement”), and the Confidential Private Placement Memorandum of the Partnership, relating to the Partnership’s Founders Class Interests and Class A Interests (as the same may be amended, supplemented or otherwise modified from time to time, the “Memorandum”), and in accordance with the terms and conditions as set forth herein; and

WHEREAS, FSCOM LLC (“FSCOM”) and the Partnership entered into an Investment Management Agreement dated as of January 8, 2014 (the “Original Agreement”);

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WHEREAS, FSCOM, the Investment Manager and the Partnership entered into an assignment agreement, dated February 21, 2014 (the “Assignment Agreement”), pursuant to which FSCOM agreed to assign, transfer and convey to the Investment Manager, and the Investment Manager agreed to assume, all of FSCOM’s rights, duties and obligations under, and interest in, the Original Agreement; and

WHEREAS, the Investment Manager and the Partnership desire to amend and restate the Original Agreement in its entirety to reflect the terms of the Assignment Agreement.

NOW, THEREFORE, in consideration of the promises, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Partnership Agreement Controls; Definitions. If there are any inconsistencies or conflicts between the terms and conditions of this Agreement and the terms and conditions set forth in the Partnership Agreement, the terms and conditions of the Partnership Agreement shall control. All defined terms used herein which are not otherwise defined shall have the meanings ascribed to them in the Memorandum.

2.          Appointment of Investment Manager; Acceptance of Appointment. The General Partner hereby appoints and designates the Investment Manager as the “Investment Manager” of the Partnership and as the Partnership’s attorney-in-fact to invest and reinvest all of the Partnership’s assets. The Investment Manager shall have full and complete authority and discretion, subject to the policies and control of the General Partner, to invest the Partnership’s assets as fully as the Partnership could itself. The Investment Manager, on behalf of the Partnership, shall be solely responsible for the initiation of all orders for the purchase and sale of securities, commodities and other financial instruments. All third parties shall rely conclusively on the authority and power of the Investment Manager with respect to the assets of the Partnership.

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The Investment Manager hereby accepts its appointment with the Partnership and agrees to supervise and direct the investment of the assets of the Partnership in accordance with this Agreement. The Investment Manager shall perform its duties hereunder with the care, skill, prudence and diligence, under the circumstances then prevailing, that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

3.             Authority of the Investment Manager. In connection with its obligations hereunder, the Investment Manager, in its sole and absolute discretion, shall have the authority, on behalf of the Partnership, to:

(a)          invest the Partnership’s assets in and allocate such assets among liquid and less liquid securities, commodities, loans (including loans originated by the Partnership) and other financial instruments in accordance with the Partnership’s investment objective as stated in the Memorandum and, in connection with such investments and allocations, enter into (i) currency transactions, (ii) related hedge transactions, (iii) over-the-counter and other derivative transactions, including, but not limited to, swaps, options, forward contracts and futures, and (iv) other commodities and securities transactions;

(b)          assist in the valuation of the Partnership’s assets;

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(c)          open, maintain and close bank accounts and brokerage accounts in the name of the Partnership, and draw checks or other orders for the payment of monies in respect thereof;

(d)          do any and all acts on behalf of the Partnership, and exercise all rights of the Partnership, with respect to its interest in any person, firm, corporation or other entity, including, without limitation, voting proxy proposals, amendments, consents or resolutions, on behalf of the Partnership, relating to any investments made by the Partnership, the participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other like or similar matters;

(e)          enter into transactions, including, without limitation, loans, other credit transactions and the provision of goods and/or services, with affiliates of the Investment Manager;

(f)          select and retain, at the expense of the Partnership, any person, firm, corporation or other entity selected by the Investment Manager, in its sole and absolute discretion, to provide certain administrative services to the Partnership, including an independent administrator (the “Administrator”) to provide certain accounting, reporting and record-keeping services;

(g)          subject to any restrictions set forth in the Partnership Agreement, cause the Partnership to borrow funds and pledge its assets, and enter into agreements relating thereto, when deemed appropriate by the Investment Manager, in its sole and absolute discretion, including, but not exclusively, for the purpose of meeting withdrawal requests which would otherwise result in the premature liquidation of investments and/or making investments pending receipt of capital contributions;

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(h)          select and retain, at the expense of the Partnership, investment managers, consultants, attorneys, accountants and other personnel (including, without limitation, in the Investment Manager’s sole and absolute discretion, affiliates of the Investment Manager) to provide assistance to the Investment Manager and to terminate such arrangements with such investment managers, consultants, attorneys, accountants and other personnel;

(i)          effect all necessary registrations, notices or other filings with governmental or similar agencies;

(j)          engage personnel, whether part-time or full-time, attorneys, independent accountants, custodians or such other persons and consultants as the Investment Manager may deem necessary or advisable, in its sole and absolute discretion;

(k)          maintain for the conduct of the affairs of the Partnership one or more offices and, in connection therewith, rent or acquire office space;

(l)          waive, reduce or otherwise modify any subscription minimums;

(m)           monitor the Partnership’s compliance with the terms of any side letters or other agreements which have been entered into by the Partnership, with the consent of the General Partner and/or the Investment Manager, and provide any and all reporting, notices or other communications, and take any and all actions required by the Partnership pursuant to any such side letters or other agreements;

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(n)          cause the Partnership to use special purpose entities (such as corporations, limited partnerships, limited liability companies and business trusts or combinations thereof) to hold investments in such circumstances as the Investment Manager deems appropriate;

(o)          in connection with its obligations hereunder, the Investment Manager shall have the authority, on behalf of the Partnership, to perform such other duties as the General Partner or the Partnership shall delegate to it from time to time in the Partnership Agreement, the Memorandum or otherwise;

(p)          authorize any member, employee or agent of the Investment Manager or agent or employee of the Partnership to act for and on behalf of the Partnership in all matters incidental to the foregoing; and

(q)          do such other acts as the Investment Manager may deem necessary or advisable, in its sole and absolute discretion, in connection with the maintenance and administration of the Partnership.

4.             Fees. In consideration of the services provided to the Partnership by the Investment Manager, the Partnership shall pay to the Investment Manager management fees as to each applicable Class of Interests as set forth on Schedule A annexed hereto (collectively, the “Fees”). Schedule A shall be amended, supplemented or otherwise modified from time to time to reflect the Fees being paid by the Partnership. For the avoidance of doubt, the Investment Manager, in its sole and absolute discretion, may pay a portion of the Fees to certain Limited Partners or other third parties.

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5.             Expenses. The Partnership shall pay the expenses as to each applicable Class of Interests as set forth on Schedule A annexed hereto (collectively, the “Expenses”). Schedule A shall be amended, supplemented or otherwise modified from time to time to reflect the Expenses being paid by the Partnership.

6.             Term. This Agreement shall remain in effect until December 31, 2014, and shall be automatically extended for one (1) year terms thereafter, except that it may be terminated at the end of any calendar year by either party, upon at least ninety (90) days’ prior written notice by the terminating party to the other party, and by the Investment Manager at any time during the term of this Agreement on at least thirty (30) days’ prior written notice. This Agreement is also terminable effective immediately by either party where the non-terminating party (i) commits a material breach of the terms and conditions of this Agreement or any other terms described in the Memorandum and such material breach goes uncured for thirty (30) days following a notice to the party in breach by the other party, (ii) is found by a final, non-appealable order of a court of competent jurisdiction to have committed fraud or acts or omissions constituting gross negligence or willful misconduct with respect to its obligations under this Agreement, or (iii) terminates, becomes bankrupt, becomes insolvent or dissolves.

7.             Exculpation; Indemnification.

(a)          None of the Investment Manager and its affiliates, members, officers, directors, employees and agents (each, an “Indemnified Party”) shall be liable to the Partnership for (i) any action taken or omitted to be taken in connection with the affairs of the Partnership so long as the Indemnified Party is not found by a final, non-appealable order of a court of competent jurisdiction to have committed fraud or acts or omissions constituting gross negligence or willful misconduct, or (ii) the negligence, dishonesty or bad faith of any affiliate, member, officer, director, employee or agent of the Investment Manager, provided, that such affiliate, member, officer, director, employee or agent was selected, engaged or retained by the Investment Manager with reasonable care. Each Indemnified Party may consult with counsel and accountants in respect of the affairs of the Partnership and be fully protected and justified in any action or inaction, which is taken in accordance with the advice or opinion of such counsel or accountants, provided, that such counsel or accountants shall have been selected with reasonable care.

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(b)          The Partnership shall indemnify, defend and hold harmless each Indemnified Party from and against any loss or expense suffered or sustained by an Indemnified Party by reason of the fact that it is or was an Indemnified Party, including, without limitation, any judgment, settlement, reasonable attorney’s fees and other costs or expenses incurred or suffered by such Indemnified Party in connection with the defense of any actual or threatened action or proceeding; provided, however, that the Indemnified Party against whom the claim is made, or legal proceeding is directed, is not found by a final, non-appealable order of a court of competent jurisdiction to have committed fraud or acts or omissions constituting gross negligence or willful misconduct; and provided, further, that if such loss or expense was suffered or sustained by the Indemnified Party by reason of negligence, dishonesty, willful misconduct or bad faith of any affiliate, partner, officer, director, employee or agent of the Indemnified Party, such affiliate, partner, officer, director, employee or agent was selected, engaged or retained by the Indemnified Party with reasonable care. The Partnership shall advance to any Indemnified Party reasonable attorney’s fees and other costs and expenses incurred in connection with the defense of any action or proceeding that arises out of such conduct. In the event that such an advance is made by the Partnership, the Indemnified Party shall agree to reimburse the Partnership for such fees, costs and expenses to the extent that it shall be determined that it was not entitled to indemnification under this Section 7(b).

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(c)          None of the foregoing provisions of this Section 7 constitutes a waiver by the Partnership of any rights the Partnership may have under U.S. Federal securities laws.

8.             Activities of the Investment Manager and Others. The Investment Manager and its affiliates, who may or may not also be Limited Partners, officers or employees of the Partnership, may engage, simultaneously with their investment management activities on behalf of the Partnership, in other businesses and make investments for their own accounts, and may render services similar to those described in this Agreement for other individuals, companies, trusts or persons, and shall not by reason of such engaging in other businesses, making such investments, or rendering of services for others, be deemed to be acting in conflict with the interests of the Partnership. Notwithstanding the foregoing, the Investment Manager shall devote sufficient time to the management of the Partnership’s assets as it, in its sole and absolute discretion, determines to be necessary for the conduct of the business of the Partnership. The Investment Manager and its affiliates may engage in transactions which may be different from, and contrary to, transactions engaged in by the Investment Manager on behalf of the Partnership. The Investment Manager and its affiliates may be Limited Partners, officers or employees of the Partnership, as the case may be, but shall not be deemed thereby to have interests which are in conflict with the interests of the Partnership.

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9.           Cross Transactions; Combination of Orders.

(a)          The Investment Manager and/or any of its affiliates is hereby authorized to enter into agency cross transactions on behalf of the Partnership with other accounts, clients and/or other private pooled investment vehicles that are managed by the Investment Manager and/or any of its affiliates; provided, however, that the Partnership receives full written disclosure with respect to any such agency cross transaction in accordance with the Investment Advisers Act of 1940, as amended, and the rules promulgated by the Securities and Exchange Commission (the “SEC”) thereunder. Such agency cross transactions may include, without limitation, transactions undertaken to rebalance the portfolios of the Partnership and/or such other accounts. The Partnership acknowledges and agrees that, in certain circumstances, the Investment Manager and/or any of its affiliates may receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to such agency cross transactions.

(b)          The Investment Manager is hereby authorized to combine purchase and sale orders on behalf of the Partnership together with orders for other accounts, clients and/or private pooled investment vehicles that are managed or advised by the Investment Manager and/or its affiliates.

10.          Independent Contractor. The Investment Manager is and shall hereafter act as an independent contractor and not as an employee of the Partnership, and nothing in this Agreement may be interpreted or construed to create an employment, partnership, joint venture or other relationship between the Investment Manager and the Partnership.

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11.           Consultation and Cooperation. The Investment Manager shall, at the request of the General Partner or the Administrator, as the case may be, consult and cooperate with such parties concerning any and all matters relating to the Partnership, including without limitation, providing such documents and records as may be reasonably requested.

12.           Miscellaneous.

(a)          Binding Effect. This Agreement shall inure to the benefit of and be binding upon each party hereto and their respective successors and permitted assignees.

(b)          Counterparts. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

(c)          Non-Assignment. Neither this Agreement nor any rights, responsibilities or obligations hereunder shall be assigned by any party without the prior written consent of all parties.

(d)          Governing Law; Forum/Jurisdiction/Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to conflicts of law principles. With the exception of any causes of action which must, pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended, be commenced in the Chancery Court of Delaware, the parties hereby submit to the exclusive jurisdiction and venue of the Federal and state courts sitting in the State of Delaware with respect to all legal proceedings arising out of or related to this Agreement or the subject matter thereof and agree that process, orders, judgments or other documents of any kind relating to court proceedings against such party served either personally or by registered mail shall constitute adequate service of process with respect to any proceedings brought hereunder. The parties hereby waive, to the fullest extent permitted by law, any objection to such jurisdiction or venue on the basis that such proceedings have been brought in an inconvenient forum. The parties hereby waive all rights to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement.

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(e)          Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No covenant, representation or condition not expressed in this Agreement shall affect the express provisions of this Agreement.

(f)          Notices. All notices, demands, consents and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the respective addresses set forth at the beginning of this Agreement and shall be deemed effective three (3) days after the same are mailed. Any party may change its address by like notice at any time and from time to time during the term of this Agreement.

(g)          Severability. Any provisions of this Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Agreement.

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(h)          Amendment. Except as otherwise provided in this Agreement, no provision of this Agreement may be waived, amended, supplemented or otherwise modified, except by an instrument in writing signed by all parties hereto.

(i)          Captions. All paragraph titles and captions in this Agreement are for convenience only and shall not be deemed part of this Agreement, nor shall such titles and captions define, limit, extend or describe the scope or intent of any provisions hereof.

(j)          Reimbursement of Legal Expenses. The Investment Manager, in its sole and absolute discretion, may rely upon the advice of legal counsel to the Partnership in connection with the performance of its activities on behalf of the Partnership hereunder, and the Partnership shall bear full responsibility for the expense of any fees and disbursements arising therefrom.

(k)          No Third Party Beneficiaries. Except as expressly provided herein, the parties acknowledge that by the execution of this Agreement they do not intend to create rights in any person or entity other than themselves and no such third person or entity shall be justified in relying upon any provision of this Agreement.

(l)          Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of construing agreements against the drafter (i.e., contra proferentem) shall be applied against any party.

(m)          Survival. The provisions of Sections 4, 5 and 7 hereof, and this Section 12, shall survive the termination of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement as of the day and year first above written.

FIFTH STREET MANAGEMENT LLC

By:	/s/ Leonard Tannenbaum ew
Name: Leonard Tannenbaum
Title: Managing Member

FIFTH STREET CREDIT OPPORTUNITIES FUND, L.P.

By:	FSCO GP LLC, its general partner

By:	/s/ Leonard Tannenbaum
Name: Leonard Tannenbaum
Title: Managing Member

SCHEDULE A

Management Fees

Founders Class Interests

The Partnership shall pay to the Investment Manager a quarterly management fee, calculated, accrued and payable in advance as of the beginning of each quarter, equal to 0.25% of the net worth of each Founders Class Limited Partner’s capital account as of the beginning of each quarter (approximately 1.0% annually) (the “Founders Class Management Fee”). The Founders Class Management Fee shall be payable in U.S. Dollars, normally within ten (10) days after the beginning of each quarter.

The Founders Class Management Fee shall be calculated after taking into account capital contributions as of the beginning of a calendar quarter and net of withdrawals as of the end of the prior calendar quarter. In addition, the Founders Class Management Fee shall be prorated for capital contributions and withdrawals during any calendar quarter based on the date such capital contribution or withdrawal is made (and, with respect to withdrawals, a prorated amount shall be refunded by the Investment Manager to the Partnership for the ultimate benefit of the withdrawing Limited Partner). Further, the Founders Class Management Fee shall be prorated for any calendar quarter during which the Investment Manager does not serve as the investment manager of the Partnership for the entire calendar quarter.

For the avoidance of doubt, the General Partner and/or the Investment Manager may waive, reduce or rebate the Founders Class Management Fee attributable to any Interest held by or on behalf of any other party, including, without limitation, any employee, agent or affiliate of the Investment Manager and/or the General Partner. The Investment Manager, in its sole and absolute discretion, may also pay a portion of the Founders Class Management Fee to certain Limited Partners or other third parties.

A-1

Notwithstanding anything to the contrary herein, the General Partner shall have the authority to alter or change the manner and method of calculating and paying the Founders Class Management Fee, including, without limitation, in the event that the Partnership is restructured as a feeder fund in a master-feeder structure, charging such fee at the master fund level rather than at the feeder fund level, provided that no such alteration or change in the method of calculation and payment shall in any way alter or affect the substantive rights of any Limited Partner herein, including, without limitation, the economic provisions and voting rights of any Limited Partner, or otherwise affect their rights as Limited Partners.

Class A Interests

The Partnership shall pay to the Investment Manager a quarterly management fee, calculated and payable in advance as of the beginning of each quarter, equal to 0.375% of the net worth of each Class A Limited Partner’s capital account as of the beginning of each quarter (approximately 1.5% annually) (the “Class A Management Fee”). The Class A Management Fee shall be payable in U.S. Dollars, normally within ten (10) days after the beginning of each quarter.

The Class A Management Fee shall be calculated after taking into account capital contributions as of the beginning of a calendar quarter and net of withdrawals as of the end of the prior calendar quarter. In addition, the Class A Management Fee shall be prorated for capital contributions and withdrawals during any calendar quarter based on the date such capital contribution or withdrawal is made (and, with respect to withdrawals, a prorated amount shall be refunded by the Investment Manager to the Partnership for the ultimate benefit of the withdrawing Limited Partner). Further, the Class A Management Fee shall be prorated for any calendar quarter during which the Investment Manager does not serve as the investment manager of the Partnership for the entire calendar quarter.

A-2

For the avoidance of doubt, the General Partner and/or the Investment Manager may waive, reduce or rebate the Class A Management Fee attributable to any Interest held by or on behalf of any other party, including, without limitation, any employee, agent or affiliate of the Investment Manager and/or the General Partner. The Investment Manager, in its sole and absolute discretion, may also pay a portion of the Class A Management Fee to certain Limited Partners or other third parties.

Notwithstanding anything to the contrary herein, the General Partner shall have the authority to alter or change the manner and method of calculating and paying the Class A Management Fee, including, without limitation, in the event that the Partnership is restructured as a feeder fund in a master-feeder structure, charging such fee at the master fund level rather than at the feeder fund level, provided that no such alteration or change in the method of calculation and payment shall in any way alter or affect the substantive rights of any Limited Partner herein, including, without limitation, the economic provisions and voting rights of any Limited Partner, or otherwise affect their rights as Limited Partners.

A-3

Expenses

Founders Class Interests and Class A Interests

The General Partner and the Investment Manager shall pay, without reimbursement by the Partnership, all of their own ordinary administrative and overhead expenses, including, without limitation, all costs and expenses on account of rent, salaries, office equipment, computer equipment, supplies, wages, bonuses and other employee benefits (except to the extent paid using soft dollars within Section 28(e) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the SEC (the “Exchange Act”)).

The Partnership has incurred and shall incur Organizational Expenses, Investment Expenses and Operating Expenses. The term “Organizational Expenses” means the expenses incurred by the Partnership in connection with its organization and the initial offering of its Interests. The term “Investment Expenses” means the expenses associated with the investment program of the Partnership, which includes, without limitation: (i) brokerage expenses, commissions, dealing and spread costs (which vary depending on a number of factors, including, without limitation, the bank, broker or dealing counterparty utilized for the transaction, the particular instrument traded and the volume and size of the transaction), execution, give-up, exchange, clearing and settlement charges, delivery, custodial fees, escrow expenses, insurance costs, third party research, interest and borrowing charges on margin accounts and other indebtedness, bank, broker and dealer service fees, interest expenses, consulting, advisory, investment banking and other professional fees relating to particular investments or contemplated investments, expenses relating to risk reporting services and trading management systems and all other research expenses (including, without limitation, travel expenses related to research) and all other expenses directly or indirectly related to the Partnership’s investment program; (ii) the fees and expenses charged by BDC Managers (as defined below) and/or the Underlying BDCs (as defined below) to the Partnership, which include, but are not limited to, brokerage expenses, administrative, accounting, legal, audit and other operating expenses incurred by the BDC Managers and/or the Underlying BDCs, a percentage of assets under management, a percentage of profits, a fixed fee or a combination thereof; and (iii) any fees and expenses incurred in connection with any credit facility established by the Partnership. The term “Operating Expenses” means the Partnership’s operating expenses, including, without limitation, the Management Fee, administrative expenses, custodial expenses, legal expenses, compliance and regulatory expenses, internal and external accounting expenses, audit and tax preparation expenses, interest, taxes, costs, all expenses incurred in connection with the offer and sale of Interests and all other expenses associated with the operation of the Partnership, including, without limitation, all extraordinary expenses (such as the cost of litigation or indemnification payments, if any). The Partnership shall bear its own Organizational Expenses, Investment Expenses and Operating Expenses.

A-4

The General Partner shall initially pay all of the Partnership’s Organizational Expenses, and shall be reimbursed by the Partnership for all such Organizational Expenses. The Partnership may amortize such Organizational Expenses for accounting purposes over a period of sixty (60) months from the date the Partnership commences operations, or such other period of time as determined by General Partner, in its sole and absolute discretion. The General Partner believes that amortizing such Organizational Expenses is in conformance with industry standards and is more equitable than expensing such expenses as incurred, as is required by generally accepted accounting principles (“GAAP”). Accordingly, the auditor’s opinion on the Partnership’s financial statements may contain a qualification to reflect this treatment. In such instances, the Partnership may decide to: (i) avoid the qualification by recognizing the unamortized expenses; (ii) make GAAP conforming changes for financial reporting purposes, but amortize expenses for purposes of calculating the Partnership’s Net Worth; or (iii) allow the auditor’s opinion on the Partnership’s financial statements to contain such a qualification. There shall be a divergence between the Partnership’s Net Worth and the Net Worth reported in the Partnership’s financial statements in any fiscal year where, pursuant to clause (ii) above, GAAP conforming changes are made to the Partnership’s financial statements for financial reporting purposes.

A-5

If a Limited Partner withdraws its Interest prior to the end of the period during which the Partnership is amortizing Organizational Expenses, the Partnership may, but is not required to, accelerate a proportionate share of the unamortized expenses based upon the value being withdrawn, and reduce withdrawal proceeds by the amount of such accelerated expenses. In addition, in the event that the Partnership is wound up before such expenses are fully amortized, the unamortized portion of such expenses shall be accelerated and debited against the Partnership’s assets at such time.

Expenses specifically attributable to a single Limited Partner, group of Limited Partners and/or Class of Interests, shall be charged solely to such Limited Partner, group of Limited Partners and/or Class of Interests, as applicable.

Without limiting the foregoing, the General Partner shall have the right to charge any Limited Partner, and not treat as a Partnership expense, any expense that is attributable to a single Limited Partner or group of Limited Partners, including, without limitation, additional accounting expenses incurred in providing a calculation of unrelated business taxable income to particular Partners, in a manner the General Partner considers fair and reasonable. Such charges shall be debited from the capital accounts of such Limited Partners as of the close of the calculation period during which any such items were accrued by the Partnership.

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